EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3, No. 333-185991) dated January 11, 2013,
(2)	Registration Statement (Form S-3, No. 333-180411) dated March 28, 2012,
(3)	Registration Statement (Form S-8, No. 333-175023) dated June 20, 2011 pertaining to the Athersys, Inc. Long-Term Incentive Plan,
(4)	Registration Statement (Form S-3, No. 333-164336) dated January 14, 2010,
(5)	Registration Statement (Form S-8, No. 333-147379) dated November 14, 2007 pertaining to the Athersys, Inc. Equity Incentive Compensation Plan,
(6)	Registration Statement (Form S-8, No. 333-147380) dated November 14, 2007 pertaining to the Athersys, Inc. Long-Term Incentive Plan, and
(7)	Registration Statement (Form S-3/A, No. 333-144433) dated October 10, 2007;

of our report dated March 12, 2013, with respect to the consolidated financial statements of Athersys, Inc. included in this Annual Report (Form 10-K) of Athersys, Inc. for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

March 12, 2013